T WO HA RBORS IN V E ST ME NT C ORP. A Leading Residential Hybrid Mortgage REIT Fourth Quarter 2018 Investor Presentation 1

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview[1]

LEADING RESIDENTIAL HYBRID MORTGAGE REIT

$3.5 billion
market capitalization[2]

$4.3 billion
total stockholders' equity

$27.6 billion
hybrid portfolio comprised of Rates and Credit strategies[3]

176%
total stockholder return since our inception[4]

2.6%
book value growth since our inception in 2009[5]

25%
lower book value volatility compared to mortgage REIT average since our inception[5]

KEY DIFFERENTIATING FACTORS

- ✓ Strategy of pairing MSR with Agency RMBS
- ✓ Utilize variety of instruments to hedge interest rate exposure
- ✓ Unique portfolio of legacy non-Agency securities

1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2018.
2) As of March 12, 2019.
3) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets. Assets in "Credit" include non-Agency securities and other credit sensitive assets.
4) Two Harbors' total stockholder return calculated for the period October 29, 2009 through December 31, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.
5) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company's inception, whichever is later, through December 31, 2018. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust ("Silver Bay") and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point Mortgage Trust Inc. ("Granite Point") common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, IVR, MFA, MITT, NLY and NYMT. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.

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Substantial Total Stockholder Return Outperformance • Outperformed peer group by over 50% since our inception • Delivered total stockholder return of 176% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 125% over the same period of time(2) 220.0% 190.0% 176% 160.0% 130.0% 125% 100.0% 70.0% 40.0% 10.0% -20.0% (1) (2) TWO BBG REIT MTG Index 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 4 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through December 31, 2018. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg.

Book Value Stability Since Inception • We have grown our book value by 2.6% since our inception in 2009(1)(2) • Peer average over same time period was (32.8%)(1)(3) • 25% lower book value volatility since inception compared to mortgage REIT average(4) BOOK VALUE GROWTH(1)(3) BOOK VALUE OUTPERFORMANCE(1)(3) 140% 120% 2.6%(1)(2) 100% 80% 60% 40% (32.8%)(1)(3) 20% (72.0%) 12/31/2009 12/31/2012 12/31/2015 12/31/2018 TWO Peer Average Co. A Co. B Co. C Co. D Co. E Co. F Co. G TWO Co. A Co. B Co. C Co. D Co. E Co. F Co. G 1) Book value growth and outperformance since our inception is measured from 12/31/2009 through 12/31/2018. 2) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock. 3) Companies A-G and peer average represent comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. 4) Book value volatility since our inception is measured from December 31, 2009 or the peer company’s inception, whichever is later, through December 31, 2018. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty 5 Trust (“Silver Bay”) and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point Mortgage Trust Inc. (“Granite Point”) common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, IVR, MFA, MITT, NLY and NYMT. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.

Fourth Quarter 2018 Portfolio Composition PORTFOLIO COMPOSITION(1) CAPITAL ALLOCATION $27.6 BILLION PORTFOLIO AS OF DECEMBER 31, 2018 July 31, 2018 - March 31, Acquisition of December 31, 2018 CYS 2018 Non-Agency $3.9b Rates 69% 77% 74 % MSR $2.0b Agency 50% 59% 50 % MSR 19% 18% 24 % Agency $21.7b Credit 31% 23% 26 % Coupon breakdown • Deployment of capital from CYS unfolded 3-3.5%: $0.2b according to plan Rates(2) $23.7b 4-4.5%: $19.5b >5%: $1.5b • Actively evaluate capital allocation going Credit(3) $3.9b forward based on best market Note: Excludes $6.5 billion net long TBA positions opportunities (1) For additional detail on the portfolio, see Appendix slides 10-14. 6 (2) Assets in “Rates” include Agency RMBS, MSR and other interest rate sensitive assets. (3) Assets in “Credit” include non-Agency securities and other credit sensitive assets.

Portfolio Highlights and Opportunities for 2019 ATTRACTIVE INVESTMENT OPPORTUNIT Y IN 2019 AS A RESULT OF SPREAD WIDENING IN 2018 RATES STRATEGY • Wider spreads creates attractive opportunity to invest capital in Agency RMBS • Acquired $36.1 billion UPB of MSR in the fourth quarter 2018; grew portfolio by over 60% year-over-year • MSR market continues to be robust; roughly $70 billion UPB in bulk deals transacted so far in 2019 ― Post quarter end, closed additional $350 million financing facility for MSR CREDIT STRATEGY • Discounted legacy non-Agencies continue to benefit from residential tailwinds that support strong total returns • Added $266 million legacy non-Agencies in the quarter • As deeply discounted legacy non-Agency securities realize their upside potential, we expect to recycle capital into the best market opportunities at that time 7

Portfolio Highlights and Opportunities for 2019

- Active management of risk positioning with goal of maintaining low exposures to rates and spreads

HEDGING ACROSS THE CURVE

Book value exposure to changes in rates[1]		Net interest income exposure to changes in rates[2]	
+25 basis points	(0.1%)	+25 basis points	(1.8%)
+50 basis points	(2.6%)	+50 basis points	(3.6%)

BOOK VALUE SENSITIVITY TO MORTGAGE SPREADS[3]

Mortgage spreads	Change in Agency RMBS and mortgage derivatives	Change in MSR	Total overall Rates strategy change
25 basis points increase	($224)	$80	($144) / (4.4%)
15 basis points increase	($131)	$49	($82) / (2.5%)
15 basis points decrease	$117	($54)	$63 / 1.9%
25 basis points decrease	$189	($91)	$98 / 3.0%

Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

(1) Represents estimated change in book value for theoretical parallel shift in interest rates.

(2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates. Amounts include the effect of interest spread from our interest rate swaps and caps and float income from custodial accounts associated with our MSR, but do not reflect any potential changes to dollar roll income associated with our TBA positions, which are accounted for as derivative instruments in accordance with GAAP.

(3) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in current coupon mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.

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Appendix 9

Rates: Agency RMBS Metrics AGENCY PORTFOLIO YIELDS AND METRICS AGENCY PORTFOLIO COMPOSITION Hybrid ARMs and Realized Q3- At September Realized Q4- At December IO & Inverse IO Other Portfolio Yield 2018 30, 2018 2018 31, 2018 30-Year Fixed 1.1% 5% & above 1.3% Agency yield 3.1% 3.4% 3.3% 3.5% 6.7% Repo and FHLB costs (2.3%) (2.3%) (2.5%) (2.5%) 30-Year Fixed 3-3.5% Swap and cap income 0.3% 0.4% 0.3% 0.6% 1.1% Net interest spread 1.1% 1.5% 1.1% 1.6% Portfolio Metrics Q3-2018 Q4-2018 30-Year Fixed 4-4.5% Weighted average 3-month CPR(1) 8.1% 6.8% 89.8% Weighted average cost basis(2) $105.2 $105.2 AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). 10 (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Rates: Agency RMBS Agency RMBS Portfolio and Net TBA Position $ in millions - as of December 31, 2018 % Prepay Amortized Weighted Weighted Average Age MBS Coupon Par Value Market Value Protected(1) Cost Basis Average Coupon (Months) 30-Year Fixed 3.0%-3.5% $234 $235 100.0% $236 3.5% 19 4.0% 8,641 8,846 83% 9,047 4.0% 22 4.5% 10,237 10,687 99% 10,765 4.5% 16 > 5.0% 1,368 1,452 74.4% 1,449 5.1% 24 Total $20,480 21,220 90.7% 21,497 4.3% 19 15-Year Fixed $69 $71 1.24% 70 4.1% 95 Other $227 219(2) - % 221 4.9% 169 IOs and IIOs $3,592 246(3) - % 279 2.6% 115 Net TBA notional $6,484 Total Agency + TBA Holdings $30,852 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. 11 (2) Represents market value of $19.1 million of Hybrid ARMs and $200.2 million of CMO and DUS pools. (3) Represents market value of $175.4 million of IOs and $70.3 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) As of September 30, 2018 As of December 31, 2018 Fair value ($M) $1,664.0 $1,993.4 Unpaid principal balance ($M) $131,114.5 $163,102.3 Weighted average coupon 4.1% 4.1 % Original FICO score(2) 751 752 Original LTV 74% 75% 60+ day delinquencies 0.4% 0.3 % Net servicing spread 25.7 basis points 25.9 basis points Vintage: Pre-2013 9.4% 7.4% 2013-2016 20.1% 19.7 % Post-2016 70.5% 72.9% (1) Excludes residential mortgage loans for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower. 12

Credit: Non-Agency Securities Metrics NON-AGENCY PORTFOLIO YIELDS AND METRICS LEGACY NON-AGENCY PORTFOLIO COMPOSITION At Realized Q3- September Realized Q4- At December Portfolio Yield 2018 30, 2018 2018 31, 2018 Non-Agency: Loan Type September 30, 2018 December 31, 2018 Non-Agency yield 7.4% 7.2% 7.7% 7.0% Sub-prime 75% 76% Repo and FHLB costs (3.6%) (3.6%) (3.7%) (3.7%) Swap and cap income 0.1% 0.1% 0.1% 0.1% Option-ARM 11% 11% Net interest spread 3.9% 3.7% 4.1% 3.4% LEGACY NON-AGENCY CPR Prime 1% 1% Alt-A 13% 13% Portfolio Metrics Q3-2018 Q4-2018 Weighted average 3-month CPR 6.6% 5.2 % Weighted average cost basis(1) $61.7 $61.9 (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for 13 weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $59.07 at December 31, 2018.

Credit: Legacy Non-Agency Securities

As of December 31, 2018	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$2,842.7	$799.9	3,642.6
% of non-Agency portfolio	78.0%	22.0%	100.0%
Average purchase price[1]	$60.72	$65.96	$61.87
Average coupon	3.4%	3.2%	3.3%
Weighted average market price[2]	$67.47	$82.18	$70.23
Collateral attributes:			
Average loan age (months)	148	157	150
Average loan size ($K)	$373	$385	$376
Average original Loan-to-Value	67.3%	66.9%	67.2%
Average original FICO[3]	608	574	601
Current performance:			
60+ day delinquencies	19.6%	17.7%	19.2%
Average credit enhancement[4]	5.1%	15.8%	7.5%
3-Month CPR[5]	4.9%	6.4%	5.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $58.12, $63.19 and $59.07, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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